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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Casino America, Inc. of our report dated June 10, 1998, with respect to the consolidated financial statements of Casino America, Inc. included in Casino America's Annual Report (Form 10-K) for the year ended April 26, 1998:

 .  Post-Effective Amendment No. 1 to the Form S-8 No. 33-61752 (the 1992 Stock
   Option Plan, as amended);

 . Form S-8 No. 33-80918 (the 1993 Stock Option Plan; the Director's Plan; and the Stock Bonus Plan);

 .  Form S-8 No. 33-86940 (the Employee Stock Purchase Plan; the 1993 Stock
   Option Plan; the Consulting Agreement, dated October 1, 1993, with Theodore
   E. Deutch; the Consulting Agreement, dated October 1, 1993, with Scott Crawford; and the Consulting Agreement, dated November 10, 1994, with Becker & Poliakoff, P.A.); and

 .  Form S-8 No. 33-93088 (the Retirement Trust and Savings Plan).


                                        ERNST & YOUNG LLP

Chicago, Illinois
July 24, 1998